Exhibit 99.1

CONTACTS:

CORPORATE COMMUNICATIONS	INVESTOR RELATIONS
Sherrie Gutierrez	Laura Guerrant
Aviza Technology, Inc.	Guerrant Associates
Corporate Marketing Manager	Principal
Phone: +1 (831) 439-6382	Phone: +1 (808) 882-1467
Fax: +1 (831) 439-6223	Fax: +1 (808) 882-1267
sherrie.gutierrez@aviza.com	lguerrant@guerrantir.com

FOR IMMEDIATE RELEASE

AVIZA TECHNOLOGY ANNOUNCES FISCAL YEAR 2008

FIRST QUARTER FINANCIAL RESULTS

SCOTTS VALLEY, Calif., January 31, 2008—Aviza Technology, Inc. (NASDAQ: AVZA), a supplier of advanced semiconductor capital equipment and process technologies for the global semiconductor industry and related markets, today reported results for the first quarter of fiscal year 2008, which ended on December 28, 2007.

FISCAL 2008 FIRST QUARTER GAAP RESULTS

•                  Shipments of $34.6 million.

•                  Net sales of $34.0 million.

•                  Gross margin of 28.6%.

•                  Loss from operations of $7.9 million.

•                  Net loss of $8.5 million, or $0.40 per share.

FISCAL 2008 FIRST QUARTER NON-GAAP RESULTS

•                  Adjusted Net Loss of $5.8 million, or $0.28 per share.

Jerry Cutini, Aviza’s president and chief executive officer, said, “The results for the first quarter reflect the impact of difficult market conditions and a weak business climate globally throughout our industry.  While Aviza was not immune to the protracted reduction in DRAM capital spending that closed out 2007, we did make significant inroads during the quarter, particularly in the Atomic Layer Deposition (ALD) market, where we shipped our first logic tool into Japan.”

Cutini added, “We will continue to implement and expand our strategic initiatives which include outsourcing, internal cost reductions, broadening our product offerings and diversifying further into 3D-ICs and emerging markets.  Our aim is to continue to add new customers and strengthen our competitive position in 2008 so that we are well-positioned to capitalize on the next market upturn.”

FORECAST — FISCAL 2008 SECOND QUARTER ENDING MARCH 28, 2008

The Company’s guidance for the second quarter of fiscal 2008 is predicated on anticipated continued softness in the DRAM market.  Aviza expects that net sales will be in the range of $30 million to $35 million, with an operating loss in the range of approximately $7.0 million - $8.0 million.

NON-GAAP FINANCIAL MEASURES

Aviza uses non-GAAP financial measures that are not intended to be used in lieu of GAAP presentations, but are provided because we believe that they provide additional information with respect to the performance of our fundamental business activities and are also used by securities analysts, investors and other interested parties to evaluate our business on a comparable basis to other companies.  The two non-GAAP financial measures that we use are Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share.  We believe that Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share provide investors with useful information about our operating results.  We use Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share to review and assess our operating performance.  Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share also allow us to compare our operating results with corresponding prior periods as well as with the operating results of other companies in our industry.

Adjusted Net Income (Loss) is a non-GAAP financial measure that represents GAAP Net Income (Loss) excluding the following items: stock based compensation, amortization expense, depreciation expense, net interest expense, income taxes and net other (income) expenses.  As we have substantial net operating loss carryforward, we have not included the impact of additional income tax provisions in this calculation.  Adjusted Net Income (Loss) Per Share is a non-GAAP financial measure that represents Adjusted Net Income (as defined above) divided by weighted average number of shares outstanding for the period.  A reconciliation of our Adjusted Net Income (Loss) to GAAP Net Income (Loss), the most directly comparable GAAP measure, is provided in the attached table.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for net income (loss), earnings per share and other consolidated income statement data prepared in accordance with GAAP.  We compensate for these limitations by relying primarily on our GAAP results and using Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share as supplemental information.

Unless otherwise specified, all references in this press release to financial information are prepared in accordance with accounting principals generally accepted in the United States.

CONFERENCE CALL INFORMATION

Aviza has scheduled a conference call today to discuss the Company’s financial results for the fiscal 2008 first quarter.  The call will be hosted by Jerry Cutini, president and chief executive officer, and Patrick O’Connor, executive vice president and chief financial officer.

Investors will have the opportunity to listen to the conference call over the Internet.  To listen to the live web cast today at 4:30 p.m. EST / 1:30 p.m. PST, log on to the Aviza website at www.aviza.com.  To access the live conference call today at 4:30 p.m. EST / 1:30 p.m. PST, dial 303-262-2211 or 800-240-7305.

A digital replay will be available on Aviza’s website at www.aviza.com under “Calendar of Events” in the “Investors” section of the website two hours after the conclusion of the conference call.

A telephone replay will also be available two hours after the conclusion of the conference call from January 31 to February 4, 2008.  You may access the telephone replay by dialing 303-590-3000 or 800-405-2236 and entering the confirmation code 11107108#.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements.  These forward-looking statements are based on our management’s current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations.  You should not rely upon these forward-looking statements as predictions of future events because we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur.  These forward-looking statements include, but are not limited to, the statements made by Jerry Cutini and all statements containing the words “believes,” “expects,” “forecast,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology.  Many factors could cause actual results to differ materially from those projected in these forward-looking statements, including, but not limited to: variability of our revenues and financial performance; risks associated with product development and technological changes; the acceptance of our products in the marketplace by existing and potential future customers; disruption of operations or increases in expenses due to our involvement in litigation or caused by civil or political unrest or other catastrophic events; general economic conditions and conditions in the semiconductor industry in particular; the continued employment of our key personnel and risks associated with competition.  Some of these factors and other important factors are detailed in various Securities and Exchange Commission filings that we have made, particularly in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which are available from us without charge.  Please review these filings and do not place undue reliance on these forward-looking statements.  We assume no obligation to update these forward-looking statements.

ABOUT AVIZA TECHNOLOGY, INC.

Aviza Technology, Inc. designs, manufactures, sells and supports advanced semiconductor capital equipment and process technologies for the global semiconductor industry and related markets.  The company’s systems are used in a variety of segments of the semiconductor market, such as advanced silicon for memory devices, advanced 3-D packaging and power integrated circuits for communications.  Aviza’s common stock is publicly traded on the NASDAQ Global Market (NASDAQ GM: AVZA).  Aviza is headquartered in Scotts Valley, Calif., with manufacturing, R&D, sales and customer support facilities located in the United Kingdom, Germany, France, Taiwan, China, Japan, Korea, Singapore and Malaysia.  Additional information about the company can be found at http://www.aviza.com.

-tables follow-

AVIZA TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 28,	September 28,
	2007	2007

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$20,193	$23,087
Accounts receivable, net	34,468	37,202
Inventory	50,496	45,529
Prepaid expenses and other current assets	6,365	5,317

Total current assets	111,522	111,135

Property and equipment - net	31,297	31,781

Intangible and other assets	6,646	5,164

TOTAL	$149,465	$148,080

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Bank borrowing - short term	$26,028	$15,043
Accounts payable	22,369	22,536
Warranty liability	9,805	11,222
Accrued liabilities	12,446	13,391

Total current liabilities	70,648	62,192

NOTE PAYABLE - Long term	13,841	14,490
OTHER LIABILITIES-Long term	175	—

Total liabilities	84,664	76,682

STOCKHOLDERS’ EQUITY:

Common stock	120,769	118,402
Accumulated deficit and accumulated other comprehensive loss	(55,968)	(47,004)

Total stockholders’ equity	64,801	71,398

TOTAL	$149,465	$148,080

AVIZA TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Quarter Ended
	December 28,	September 28,	December 29,
	2007	2007	2006

NET SALES	$34,014	$50,184	$62,192

COST OF GOODS SOLD	24,283	34,619	43,343

GROSS PROFIT	9,731	15,565	18,849

OPERATING EXPENSES:
Research and development costs	8,039	8,086	7,703
Selling, general and administrative costs	9,574	9,270	8,408

Total operating expenses	17,613	17,356	16,111

INCOME (LOSS) FROM OPERATIONS	(7,882)	(1,791)	2,738

OTHER INCOME (EXPENSE):
Interest income	52	92	27
Interest expense	(412)	(468)	(1,251)
Other income (expense) - net	20	11	12

Total other income (expense)	(340)	(365)	(1,212)

INCOME (LOSS) BEFORE INCOME TAXES	(8,222)	(2,156)	1,526

INCOME TAXES	298	450	401

NET INCOME (LOSS)	$(8,520)	$(2,606)	$1,125

Income (Loss) per share:
Basic	$(0.40)	$(0.12)	$0.07
Diluted	$(0.40)	$(0.12)	$0.07

Weighted average common shares:
Basic	21,060,009	20,845,315	16,150,752
Diluted	21,060,009	20,845,315	16,894,582

AVIZA TECHNOLOGY, INC.

RECONCILIATION TO ADJUSTED NET INCOME (LOSS) AND ADJUSTED INCOME (LOSS) PER SHARE

(in thousands, except share and per share amounts)

(unaudited)

	Quarter Ended
	December 28,	September 28,	December 29,
	2007	2007	2006

NET INCOME (LOSS)	$(8,520)	$(2,606)	$1,125

Adjustments to reconcile net income (loss) to adjusted net income (loss)
Stock-based compensation	$528	$518	$437
Amortization expense(1)	100	116	128
Depreciation expense	1,430	1,221	924
Interest expense, net	360	376	1,224
Other (income) expense, net	(20)	(11)	(12)
Income taxes	298	450	401

ADJUSTED NET INCOME (LOSS)	$(5,824)	$64	$4,227

Adjusted Income (loss) per share:
Basic	$(0.28)	$0.00	$0.26
Diluted	$(0.28)	$0.00	$0.25

Weighted average common shares:
Basic	21,060,009	20,845,315	16,150,752
Diluted	21,060,009	20,845,315	16,894,582

(1) Does not include the amortization of debt issuance costs of $33,000, $34,000 and $386,000 during the three months ended December 28, 2007, September 28, 2007 and December 29, 2006 respectively, which are included in interest expense, net.